For more information contact:
Stephen S. Romaine, President & CEO
Matthew Tomazin, Executive VP, CFO & Treasurer
Tompkins Financial Corporation (888) 503-5753

For Immediate Release
Friday, October 25, 2024

Tompkins Financial Corporation Reports Third Quarter Financial Results

ITHACA, NY - Tompkins Financial Corporation (NYSE American: TMP)
Tompkins Financial Corporation ("Tompkins" or the "Company") reported diluted earnings per share of $1.30 for the third quarter of 2024, up 18.2% from the immediate prior quarter, and up 155.3% from the diluted earnings (loss) per share of $(2.35) reported in the third quarter of 2023. Net income for the third quarter of 2024 was $18.6 million, up $3.0 million or 18.9% compared to the second quarter of 2024, and up $52.0 million, or 155.9%, when compared to the net loss of $(33.4) million reported for the third quarter of 2023. The increase in diluted earnings per share and net income compared to the results for the third quarter of 2023 largely reflects the Company's sale of $429.6 million of available-for-sale securities, which resulted in a pre-tax loss of $62.9 million (or $3.34 per share) in the third quarter of 2023.

For the nine months ended September 30, 2024, diluted earnings (loss) per share were $3.59, up from $(0.39) for the nine months ended September 30, 2023. Year-to-date net income (loss) was $51.2 million for the nine months ended September 30, 2024, up $56.7 million when compared to $(5.5) million for the prior year period. The growth in year-to-date diluted earnings per share and net income was mainly due the Company's sale of $510.5 million of available-for-sale securities which resulted in a pre-tax loss of $70.0 million (or $3.69 per share) for the nine months ended September 30, 2023.

Tompkins President and CEO, Stephen Romaine, commented, "Our third quarter net income was up over 18% as compared to the second quarter, driven by a strengthening net interest margin and growth across our business. For the third quarter our net interest margin expanded 6 basis points, loan balances grew over 8% annualized and our fee-based services continue to provide diversified growing revenue as total noninterest income represented 31% of total revenue. Year-to-date, our operating results were further supported by lower expenses, as noninterest expenses were down 1.5% as compared to prior year. As we are seeing improving profitability we believe that we remain well positioned to continue to drive growth through quality customer relationships supported by our strong capital and liquidity."

SELECTED HIGHLIGHTS FOR THE PERIOD:
•Net interest margin for the third quarter of 2024 was 2.79%, improved from the immediate prior quarter of 2.73%, and the 2.75% reported for the same period of 2023.
•Total average cost of funds for the third quarter of 2024 was up 5 basis points compared to the second quarter of 2024, down from a 10 basis point increase from the first quarter of 2024 to the second quarter of 2024.
•Total fee-based services (insurance, wealth management, service charges on deposit accounts and cards) revenues for the third quarter of 2024 were up $648,000 or 3.2% compared to the third quarter of 2023.
•Total noninterest expenses for the third quarter of 2024 were in line with the second quarter of 2024 and the third quarter of 2023.
•Total loans at September 30, 2024 were up $119.4 million, or 2.1% (8.2% on an annualized basis) compared to June 30, 2024, and up $446.4 million, or 8.2%, from September 30, 2023.
•Total deposits at September 30, 2024 were $6.6 billion, up $292.0 million, or 4.7%, from June 30, 2024, and down $45.5 million, or 0.7%, from September 30, 2023.
•Loan to deposit ratio at September 30, 2024 was 89.4%, compared to 91.7% at June 30, 2024, and 82.1% at September 30, 2023.
•Regulatory Tier 1 capital to average assets was 9.19% at September 30, 2024, up compared to 9.15% at June 30, 2024, and 9.01% at September 30, 2023.

NET INTEREST INCOME
Net interest income was $53.2 million for the third quarter of 2024, up $2.2 million or 4.4% compared to the second quarter of 2024, and $2.2 million or 4.3% compared to the third quarter of 2023. The increase in net interest income compared to both the second quarter of 2024, and third quarter of 2023, resulted primarily from the increase in average loan balances and the average yield on those loan balances, partially offset by the increase in cost of deposits.

For the nine months ended September 30, 2024, net interest income was $154.8 million, down $2.3 million or 1.5% when compared to the same period in 2023.

Net interest margin was 2.79% for the third quarter of 2024, up 6 basis points when compared to the immediate prior quarter, and up 4 basis points from the 2.75% reported for the third quarter of 2023. The increase in net interest margin, when compared to the prior periods, was mainly driven by higher yields on interest earning assets and higher average loan balances, and was partially offset by higher funding costs.

Average loans for the quarter ended September 30, 2024 were up $143.4 million, or 2.5%, from the second quarter of 2024, and were up $445.7 million, or 8.3%, compared to the same period prior year. The increase in average loans over both prior periods was mainly in the commercial real estate and commercial and industrial portfolios. The average yield on interest-earning assets for the quarter ended September 30, 2024 was 4.66%, which was up from 4.56% for the quarter ended June 30, 2024, and up from 4.06% for the quarter ended September 30, 2023.

Average total deposits of $6.4 billion for the third quarter of 2024 were up $41.4 million, or 0.7%, compared to the second quarter of 2024, and down $67.0 million or 1.0% compared to the same period in 2023. The cost of interest-bearing deposits of 2.35% for the third quarter of 2024 was up 8 basis points from 2.27% for the second quarter of 2024, and up 61 basis points from 1.74% for the third quarter of 2023. The ratio of average noninterest bearing deposits to average total deposits for the third quarter of 2024 was 28.9% compared to 29.1% for the second quarter of 2024, and 31.0% for the third quarter of 2023. The average cost of interest-bearing liabilities for the third quarter of 2024 of 2.71% represents an increase of 7 basis points over the second quarter of 2024, and an increase of 73 basis points over the same period in 2023.

NONINTEREST INCOME
Noninterest income of $23.4 million for the third quarter of 2024 was up $65.0 million or 156.2% compared to the same period in 2023. Year-to-date noninterest income of $67.3 million was up $75.9 million or 881.7% compared to the same period in 2023. The increase in quarterly and year-to-date noninterest income compared to the same periods in 2023 was mainly due to the $62.9 million and $70.0 million, respectively, pre-tax loss on the sale of available-for-sale securities in 2023 as discussed above. Other income was up $1.3 million for the quarter ended September 30, 2024 compared to the same period in 2023, and included increases in gains on loan sales, derivative swap fee income, and BOLI income. Also included in the increase for the third quarter of 2024 over the same period prior year were fee-based revenues which included wealth management fees, up $583,000, service charges on deposit accounts, up $118,000, card services income, up $61,000.

NONINTEREST EXPENSE
Noninterest expense was $49.9 million for the third quarter of 2024, which was in line with the third quarter of 2023. Year-to-date noninterest expense for the period ended September 30, 2024 was $149.7 million, a decrease of $2.3 million or 1.5% compared to the $152.0 million reported for the same period in 2023. The year-over-year decrease was mainly driven by lower other expenses (legal fees, marketing, professional fees, retirement plan expense, and travel and meeting expense), partially offset by higher FDIC insurance expense.

INCOME TAX EXPENSE
The provision for income tax expense was $5.9 million for an effective rate of 23.9% for the third quarter of 2024, compared to tax benefit of $8.3 million and an effective rate of 20.0% for the same quarter in 2023. For the nine months ended September 30, 2024, the provision for income tax expense was $16.0 million and the effective tax rate was 23.7% compared to a tax benefit of $619,000 and an effective tax rate of 10.3% for the same period in 2023. Lower tax expense for both the quarter and year-to-date periods in 2023 was mainly a result of lower income associated with the loss on the sale of securities described above.

ASSET QUALITY
The allowance for credit losses represented 0.94% of total loans and leases at September 30, 2024, up from 0.92% reported at both June 30, 2024 and December 31, 2023. The increase in the allowance for credit losses coverage ratio was driven primarily by updated economic forecasts for unemployment and gross domestic product for the quarter, as well as model assumption updates for prepayment speeds, curtailment rates, and recovery lag. The increase in allowance for credit losses was partially offset by lower off-balance sheet reserves due to model changes related to utilization rates and a decrease in loan pipeline. The ratio of the allowance to total nonperforming loans and leases was 88.51% at September 30, 2024, compared to 84.94% at June 30, 2024, and 156.96% at September 30, 2023. The decrease in the ratio compared to the same prior year period was due to the increase in nonperforming loans and leases discussed in more detail below.

Provision for credit losses for the third quarter of 2024 was $2.2 million compared to $1.2 million for the same period in 2023. Provision for credit losses for the nine months ended September 30, 2024 was $5.2 million compared to $2.6 million for the nine months ended September 30, 2023. The increase in provision expense for the quarter and year-to-date periods compared to the same periods in 2023 was mainly driven by loan growth which was up $119.4 million or 2.1%, and $446.4 million or 8.2%, respectively, and the increase in net charge-offs in 2024 over 2023. Net charge-offs for three and nine months ended September 30, 2024 were $912,000 and $1.6 million, respectively, compared to net charge-offs of $177,000 and net recoveries of $1.1 million for the same periods in 2023.

Nonperforming assets represented 0.78% of total assets at September 30, 2024, down slightly from 0.79% reported at June 30, 2024, and up compared to 0.41% at September 30, 2023. At September 30, 2024, nonperforming loans and leases totaled $62.6 million, compared to $62.5 million at June 30, 2024 and $31.4 million at September 30, 2023. The increase in nonperforming loans and leases at September 30, 2024 compared to September 30, 2023 was mainly due to the addition in the fourth quarter of 2023 of one relationship totaling approximately $33.3 million with two commercial real estate properties included in the office space and mixed use properties portion of the commercial real estate portfolio. The Company believes that the existing collateral securing the loans was sufficient to cover the exposure as of September 30, 2024.

Special Mention and Substandard loans and leases totaled $126.0 million at September 30, 2024, compared to $116.2 million reported at June 30, 2024, and $122.9 million reported at September 30, 2023.

CAPITAL POSITION
Capital ratios at September 30, 2024 remained well above the regulatory minimums for well-capitalized institutions. The ratio of total capital to risk-weighted assets was 13.21% at September 30, 2024, compared to 13.26% at June 30, 2024, and 13.46% at September 30, 2023. The ratio of Tier 1 capital to average assets was 9.19% at September 30, 2024, compared to 9.15% at June 30, 2024, and 9.01% at September 30, 2023.

LIQUIDITY POSITION
The Company's liquidity position at September 30, 2024 was stable and consistent with the immediate prior quarter end. Liquidity is enhanced by ready access to national and regional wholesale funding sources including Federal funds purchased, repurchase agreements, brokered deposits, Federal Reserve Bank's Discount Window advances and Federal Home Loan Banks (FHLB) advances. The Company maintained ready access to liquidity of $1.4 billion, or 18.0% of total assets at September 30, 2024. As a member of the FHLB, the Company can use certain unencumbered mortgage-related assets and securities to secure borrowings from the FHLB. At September 30, 2024 the Company had an available borrowing capacity at the FHLB of $769.5 million. Through various programs at the Federal Reserve Bank, the Company has the ability to use certain loans and securities to secure borrowings from the Federal Reserve Bank's Discount Window. At September 30, 2024 the available borrowing capacity with the Federal Reserve Bank was $142.0 million, secured by loans. In addition to the available borrowing lines at the FHLB and Federal Reserve Bank, at September 30, 2024, the Company maintained $508.7 million of unencumbered securities which could be pledged to further enhance secured borrowing capacity.

ABOUT TOMPKINS FINANCIAL CORPORATION
Tompkins Financial Corporation is a banking and financial services company serving the Central, Western, and Hudson Valley regions of New York and the Southeastern region of Pennsylvania. Headquartered in Ithaca, NY, Tompkins Financial is parent to Tompkins Community Bank and Tompkins Insurance Agencies, Inc. Tompkins Community Bank provides a full array of wealth management services under the Tompkins Financial Advisors brand, including investment management, trust and estate, financial and tax planning services. For more information on Tompkins Financial, visit www.tompkinsfinancial.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The statements contained in this press release that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties. Forward-looking statements may be identified by use of such words as "may", "will", "estimate", "intend", "continue", "believe", "expect", "plan", "commit", or "anticipate", as well as the negative and other variations of these terms and other similar words. Examples of forward-looking statements may include statements regarding the sufficiency of existing collateral to cover exposure related to nonperforming loans and future growth. Forward-looking statements are made based on management’s expectations and beliefs concerning future events impacting the Company and are subject to uncertainties and factors relating to the Company’s operations and economic environment, all of which are difficult to predict and many of which are beyond the control of the Company, that could cause actual results of the Company to differ materially from those expressed and/or implied by forward-looking statements and historical performance. The following factors, in addition to those listed as Risk Factors in Item 1A in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission, are among those that could cause actual results to differ materially from the forward-looking statements: changes in general economic, market and regulatory conditions; our ability to attract and retain deposits and other sources of liquidity; gross domestic product growth and inflation trends; the impact of the interest rate and inflationary environment on the Company's business, financial condition and results of operations; other income or cash flow anticipated from the Company's operations, investment and/or lending activities; changes in laws and regulations affecting banks, bank holding companies and/or financial holding companies, including the Dodd-Frank Act, and state and local government mandates; the impact of any change in the FDIC insurance assessment rate or the rules and regulations related to the calculation of the FDIC insurance assessment amount; technological developments and changes; cybersecurity incidents and threats; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; governmental and public policy changes, including environmental regulation; reliance on large customers; the ability to access financial resources in the amounts, at the times, and on the terms required to support the Company's future businesses; and the economic impact of national and global events, including the response to bank failures, war and geopolitical matters (including the war in Israel and surrounding regions and the war in Ukraine), widespread protests, civil unrest, political uncertainty, and pandemics or other public health crises. The Company does not undertake any obligation to update its forward-looking statements.

TOMPKINS FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF CONDITION
(In thousands, except share and per share data) (Unaudited)	As of	As of
ASSETS	9/30/2024	12/31/2023
		(Audited)

Cash and noninterest bearing balances due from banks	$110,375	$67,212
Interest bearing balances due from banks	21,945	12,330
Cash and Cash Equivalents	132,320	79,542

Available-for-sale debt securities, at fair value (amortized cost of $1,410,405 at September 30, 2024 and $1,548,482 at December 31, 2023)	1,309,279	1,416,650
Held-to-maturity debt securities, at amortized cost (fair value of $276,599 at September 30, 2024 and $267,455 at December 31, 2023)	312,446	312,401
Equity securities, at fair value	801	787
Total loans and leases, net of unearned income and deferred costs and fees	5,881,261	5,605,935
Less: Allowance for credit losses	55,384	51,584
Net Loans and Leases	5,825,877	5,554,351

Federal Home Loan Bank and other stock	30,936	33,719
Bank premises and equipment, net	77,603	79,687
Corporate owned life insurance	75,966	67,884
Goodwill	92,602	92,602
Other intangible assets, net	2,238	2,327
Accrued interest and other assets	146,359	179,799
Total Assets	$8,006,427	$7,819,749
LIABILITIES
Deposits:
Interest bearing:
Checking, savings and money market	3,655,041	3,484,878
Time	1,042,007	998,013
Noninterest bearing	1,880,848	1,916,956
Total Deposits	6,577,896	6,399,847

Federal funds purchased and securities sold under agreements to repurchase	67,506	50,996
Other borrowings	539,327	602,100
Other liabilities	100,350	96,872
Total Liabilities	$7,285,079	$7,149,815
EQUITY
Tompkins Financial Corporation shareholders' equity:
Common Stock - par value $.10 per share: Authorized 25,000,000 shares; Issued: 14,426,922 at September 30, 2024; and 14,441,830 at December 31, 2023	1,443	1,444
Additional paid-in capital	299,741	297,183
Retained earnings	526,423	501,510
Accumulated other comprehensive loss	(101,200)	(125,005)
Treasury stock, at cost – 129,317 shares at September 30, 2024, and 132,097 shares at December 31, 2023	(6,552)	(6,610)
Total Tompkins Financial Corporation Shareholders’ Equity	719,855	668,522
Noncontrolling interests	1,493	1,412
Total Equity	$721,348	$669,934
Total Liabilities and Equity	$8,006,427	$7,819,749

TOMPKINS FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data) (Unaudited)	Three Months Ended			Nine Months Ended
	9/30/2024	06/30/2024	9/30/2023	9/30/2024	9/30/2023
INTEREST AND DIVIDEND INCOME
Loans	$77,814	$73,646	$67,030	$223,059	$191,399
Due from banks	168	184	125	506	447
Available-for-sale debt securities	9,037	9,371	6,599	28,019	19,960
Held-to-maturity debt securities	1,222	1,219	1,221	3,659	3,654
Federal Home Loan Bank and other stock	888	820	490	2,309	1,113
Total Interest and Dividend Income	89,129	$85,240	$75,465	$257,552	$216,573
INTEREST EXPENSE
Time certificates of deposits of $250,000 or more	4,158	4,048	3,158	12,216	7,472
Other deposits	22,553	21,236	16,348	64,213	39,861
Federal funds purchased and securities sold under agreements to repurchase	11	11	15	35	44
Other borrowings	9,214	8,992	4,931	26,267	12,041
Total Interest Expense	35,936	34,287	24,452	102,731	59,418
Net Interest Income	53,193	50,953	51,013	154,821	157,155
Less: Provision for credit loss expense	2,174	2,172	1,150	5,200	2,578
Net Interest Income After Provision for Credit Loss Expense	51,019	48,781	49,863	149,621	154,577
NONINTEREST INCOME
Insurance commissions and fees	11,283	9,087	11,397	30,629	29,578
Wealth management fees	4,925	4,849	4,342	14,711	13,529
Service charges on deposit accounts	1,872	1,766	1,754	5,434	5,140
Card services income	2,921	3,278	2,860	9,138	8,629
Other income	2,299	2,802	990	7,321	4,534
Net gain (loss) on securities transactions	85	(6)	(62,967)	65	(70,019)
Total Noninterest Income	23,385	21,776	(41,624)	67,298	(8,609)
NONINTEREST EXPENSE
Salaries and wages	25,664	24,919	23,811	75,280	73,660
Other employee benefits	6,276	6,545	7,319	19,232	20,707
Net occupancy expense of premises	3,065	3,139	3,108	9,761	9,734
Furniture and fixture expense	1,797	1,910	2,079	5,832	6,238
Amortization of intangible assets	86	80	83	242	250
Other operating expense	12,989	13,349	13,466	39,329	41,403
Total Noninterest Expenses	49,877	49,942	49,866	149,676	151,992
Income/(Loss) Before Income Tax Expense/(Benefit)	24,527	20,615	(41,627)	67,243	(6,024)
Income Tax Expense/(Benefit)	5,858	4,902	(8,304)	15,958	(619)
Net Income/(Loss) Attributable to Noncontrolling Interests and Tompkins Financial Corporation	18,669	15,713	(33,323)	51,285	(5,405)
Less: Net Income Attributable to Noncontrolling Interests	31	31	31	93	93
Net Income/(Loss) Attributable to Tompkins Financial Corporation	$18,638	15,682	(33,354)	51,192	(5,498)
Basic Earnings (Loss) Per Share	$1.31	$1.10	$(2.35)	$3.60	$(0.39)
Diluted Earnings (Loss) Per Share	$1.30	$1.10	$(2.35)	$3.59	$(0.39)

Average Consolidated Statements of Condition and Net Interest Analysis (Unaudited)
	Quarter Ended			Quarter Ended
	September 30, 2024			June 30, 2024
	Average			Average
	Balance		Average	Balance		Average
(Dollar amounts in thousands)	(QTD)	Interest	Yield/Rate	(QTD)	Interest	Yield/Rate
ASSETS
Interest-earning assets
Interest-bearing balances due from banks	$13,189	$168	5.07%	$11,707	$184	6.33%
Securities (1)
U.S. Government securities	1,664,611	9,740	2.33%	1,717,975	10,067	2.36%
State and municipal (2)	87,799	560	2.54%	89,518	566	2.55%
Other securities	3,282	60	7.27%	3,260	59	7.32%
Total securities	1,755,692	10,360	2.35%	1,810,753	10,692	2.38%
FHLBNY and FRB stock	38,534	888	9.17%	37,681	820	8.76%
Total loans and leases, net of unearned income (2)(3)	5,830,899	78,040	5.32%	5,687,548	73,839	5.22%
Total interest-earning assets	7,638,314	89,456	4.66%	7,547,689	85,535	4.56%
Other assets	276,610			262,372
Total assets	$7,914,924			$7,810,061
LIABILITIES & EQUITY
Deposits
Interest-bearing deposits
Interest bearing checking, savings, & money market	$3,509,116	$16,635	1.89%	$3,498,746	$15,754	1.81%
Time deposits	1,016,949	10,076	3.94%	987,348	9,530	3.88%
Total interest-bearing deposits	4,526,065	26,711	2.35%	4,486,094	25,284	2.27%
Federal funds purchased & securities sold under agreements to repurchase	42,449	11	0.10%	40,298	11	0.11%
Other borrowings	709,474	9,214	5.17%	688,611	8,992	5.25%
Total interest-bearing liabilities	5,277,988	35,936	2.71%	5,215,003	34,287	2.64%
Noninterest bearing deposits	1,838,725			1,837,325
Accrued expenses and other liabilities	101,679			94,764
Total liabilities	7,218,392			7,147,092
Tompkins Financial Corporation Shareholders’ equity	695,057			661,523
Noncontrolling interest	1,475			1,446
Total equity	696,532			662,969

Total liabilities and equity	$7,914,924			$7,810,061
Interest rate spread			1.95%			1.91%
Net interest income (TE)/margin on earning assets		53,520	2.79%		51,248	2.73%

Tax Equivalent Adjustment		(327)			(295)
Net interest income		$53,193			$50,953

Average Consolidated Statements of Condition and Net Interest Analysis (Unaudited)
	Quarter Ended			Quarter Ended
	September 30, 2024			September 30, 2023
	Average			Average
	Balance		Average	Balance		Average
(Dollar amounts in thousands)	(QTD)	Interest	Yield/Rate	(QTD)	Interest	Yield/Rate
ASSETS
Interest-earning assets
Interest-bearing balances due from banks	$13,189	$168	5.07%	$11,585	$125	4.29%
Securities (1)
U.S. Government securities	1,664,611	9,740	2.33%	1,890,659	7,294	1.53%
State and municipal (2)	87,799	560	2.54%	90,212	576	2.53%
Other securities	3,282	60	7.27%	3,272	59	7.18%
Total securities	1,755,692	10,360	2.35%	1,984,143	7,929	1.59%
FHLBNY and FRB stock	38,534	888	9.17%	24,511	490	7.94%
Total loans and leases, net of unearned income (2)(3)	5,830,899	78,040	5.32%	5,385,195	67,199	4.95%
Total interest-earning assets	7,638,314	89,456	4.66%	7,405,434	75,743	4.06%
Other assets	276,610			224,442
Total assets	$7,914,924			$7,629,876
LIABILITIES & EQUITY
Deposits
Interest-bearing deposits
Interest bearing checking, savings, & money market	$3,509,116	$16,635	1.89%	$3,615,395	$12,674	1.39%
Time deposits	1,016,949	10,076	3.94%	826,082	6,832	3.28%
Total interest-bearing deposits	4,526,065	26,711	2.35%	4,441,477	19,506	1.74%
Federal funds purchased & securities sold under agreements to repurchase	42,449	11	0.10%	57,624	15	0.10%
Other borrowings	709,474	9,214	5.17%	403,829	4,931	4.84%
Total interest-bearing liabilities	5,277,988	35,936	2.71%	4,902,930	24,452	1.98%
Noninterest bearing deposits	1,838,725			1,990,320
Accrued expenses and other liabilities	101,679			101,646
Total liabilities	7,218,392			6,994,896
Tompkins Financial Corporation Shareholders’ equity	695,057			633,494
Noncontrolling interest	1,475			1,487
Total equity	696,532			634,980

Total liabilities and equity	$7,914,924			$7,629,876
Interest rate spread			1.95%			2.08%
Net interest income (TE)/margin on earning assets		53,520	2.79%		51,291	2.75%

Tax Equivalent Adjustment		(327)			(278)
Net interest income		$53,193			$51,013

Average Consolidated Statements of Condition and Net Interest Analysis (Unaudited)
	Year to Date Period Ended			Year to Date Period Ended
	September 30, 2024			September 30, 2023
	Average			Average
	Balance		Average	Balance		Average
(Dollar amounts in thousands)	(YTD)	Interest	Yield/Rate	(YTD)	Interest	Yield/Rate
ASSETS
Interest-earning assets
Interest-bearing balances due from banks	$12,369	$506	5.46%	$12,630	$447	4.73%
Securities (1)
U.S. Government securities	1,712,727	30,109	2.35%	1,965,039	22,022	1.50%
State and municipal (2)	89,063	1,697	2.55%	91,858	1,764	2.57%
Other securities	3,273	179	7.31%	3,281	169	6.87%
Total securities	1,805,063	31,985	2.37%	2,060,178	23,955	1.55%
FHLBNY and FRB stock	36,948	2,309	8.35%	21,519	1,113	6.93%
Total loans and leases, net of unearned income (2)(3)	5,713,780	223,656	5.23%	5,314,221	191,946	4.83%
Total interest-earning assets	7,568,160	258,456	4.56%	7,408,548	217,461	3.92%
Other assets	274,143			224,594
Total assets	$7,842,303			$7,633,142
LIABILITIES & EQUITY
Deposits
Interest-bearing deposits
Interest bearing checking, savings, & money market	$3,517,993	$47,424	1.80%	$3,715,931	$31,905	1.15%
Time deposits	997,800	29,005	3.88%	749,198	15,428	2.75%
Total interest-bearing deposits	4,515,793	76,429	2.26%	4,465,129	47,333	1.42%
Federal funds purchased & securities sold under agreements to repurchase	43,837	35	0.11%	57,077	44	0.10%
Other borrowings	673,809	26,267	5.21%	351,600	12,041	4.58%
Total interest-bearing liabilities	5,233,439	102,731	2.62%	4,873,806	59,418	1.63%
Noninterest bearing deposits	1,835,776			2,019,917
Accrued expenses and other liabilities	97,593			100,491
Total liabilities	7,166,808			6,994,214
Tompkins Financial Corporation Shareholders’ equity	674,048			637,472
Noncontrolling interest	1,447			1,456
Total equity	675,495			638,928

Total liabilities and equity	$7,842,303			$7,633,142
Interest rate spread			1.94%			2.29%
Net interest income (TE)/margin on earning assets		155,725	2.75%		158,043	2.85%

Tax Equivalent Adjustment		(904)			(888)
Net interest income		$154,821			$157,155

Tompkins Financial Corporation - Summary Financial Data (Unaudited)

(In thousands, except per share data)
	Quarter-Ended					Year-Ended
Period End Balance Sheet	Sep-24	Jun-24	Mar-24	Dec-23	Sep-23	Dec-23
Securities	$1,622,526	$1,630,654	$1,679,542	$1,729,838	$1,701,636	$1,729,838
Total Loans	5,881,261	5,761,864	5,640,524	5,605,935	5,434,860	5,605,935
Allowance for credit losses	55,384	53,059	51,704	51,584	49,336	51,584
Total assets	8,006,427	7,869,522	7,778,034	7,819,749	7,691,162	7,819,749
Total deposits	6,577,896	6,285,896	6,449,616	6,399,847	6,623,436	6,399,847
Federal funds purchased and securities sold under agreements to repurchase	67,506	35,989	43,681	50,996	56,120	50,996
Other borrowings	539,327	773,627	522,600	602,100	296,800	602,100
Total common equity	719,855	674,630	667,906	668,522	610,851	668,522
Total equity	721,348	676,093	669,338	669,934	612,356	669,934

Average Balance Sheet
Average earning assets	$7,638,314	$7,547,689	$7,517,705	$7,407,976	$7,405,434	$7,408,404
Average assets	7,914,924	7,810,061	7,801,125	7,666,982	7,629,876	7,641,672
Average interest-bearing liabilities	5,277,988	5,215,003	5,206,836	5,020,544	4,902,930	4,910,792
Average equity	696,532	662,969	666,752	622,280	634,980	634,732

Share data
Weighted average shares outstanding (basic)	14,215,607	14,214,574	14,211,910	14,194,503	14,185,763	14,254,661
Weighted average shares outstanding (diluted)	14,283,255	14,239,626	14,238,357	14,246,024	14,224,748	14,301,221
Period-end shares outstanding	14,394,255	14,395,204	14,405,019	14,405,920	14,350,177	14,405,920
Common equity book value per share	$50.01	$46.86	$46.37	$46.41	$42.57	$46.41
Tangible book value per share (Non-GAAP)**	$43.50	$40.35	$39.85	$39.88	$36.01	$39.88
**See "Non-GAAP measures" below for a discussion of non-GAAP financial measures and a reconciliation of non-GAAP financial measures to the most directly comparable financial measures presented in accordance with GAAP.

Income Statement
Net interest income	$53,193	$50,953	$50,675	$52,359	$51,013	$209,514
Provision for credit loss expense (5)	2,174	2,172	854	1,761	1,150	4,339
Noninterest income	23,385	21,776	22,137	18,850	(41,624)	10,241
Noninterest expense (5)	49,877	49,942	49,857	51,300	49,866	203,292
Income tax expense/(benefit)	5,858	4,902	5,198	3,114	(8,304)	2,495
Net income/(loss) attributable to Tompkins Financial Corporation	18,638	15,682	16,872	15,003	(33,354)	9,505
Noncontrolling interests	31	31	31	31	31	124
Basic earnings (loss) per share (4)	1.31	1.10	1.19	1.06	(2.35)	0.66
Diluted earnings (loss) per share (4)	1.30	1.10	1.18	1.05	(2.35)	0.66

Nonperforming Assets
Nonaccrual loans and leases	$62,381	$62,253	$62,544	$62,165	$31,381	$62,165
Loans and leases 90 days past due and accruing	193	215	151	101	52	101
Total nonperforming loans and leases	62,574	62,468	62,695	62,266	31,433	62,266
OREO	81	80	0	131	0	131
Total nonperforming assets	$62,655	$62,548	$62,695	$62,397	$31,433	$62,397

Tompkins Financial Corporation - Summary Financial Data (Unaudited) - continued

	Quarter-Ended					Year-Ended
Delinquency - Total loan and lease portfolio	Sep-24	Jun-24	Mar-24	Dec-23	Sep-23	Dec-23
Loans and leases 30-89 days past due and
accruing	$7,031	$5,286	$8,015	$4,210	$40,893	$4,210
Loans and leases 90 days past due and accruing	193	215	151	101	52	101
Total loans and leases past due and accruing	7,224	5,501	8,166	4,311	40,945	4,311

Allowance for Credit Losses
Balance at beginning of period	$53,059	$51,704	$51,584	$49,336	$48,545	$45,934
Impact of adopting ASC 326	0	0	0	0	0	64
Provision for credit losses	3,237	1,864	348	2,658	968	$4,865
Net loan and lease charge-offs (recoveries)	912	509	228	410	177	$(721)
Allowance for credit losses at end of period	$55,384	$53,059	$51,704	$51,584	$49,336	$51,584

Allowance for Credit Losses - Off-Balance Sheet Exposure
Balance at beginning of period	$3,084	$2,776	$2,270	$3,167	$2,985	$2,796
Provision (credit) for credit losses	(1,063)	308	506	(897)	182	$(526)
Allowance for credit losses at end of period	$2,021	$3,084	$2,776	$2,270	$3,167	$2,270

Loan Classification - Total Portfolio
Special Mention	$58,758	$48,712	$46,302	$50,368	$65,993	$50,368
Substandard	67,261	67,509	72,412	72,717	56,947	72,717

Ratio Analysis

Credit Quality
Nonperforming loans and leases/total loans and leases	1.06%	1.08%	1.11%	1.11%	0.58%	1.11%
Nonperforming assets/total assets	0.78%	0.79%	0.81%	0.80%	0.41%	0.80%
Allowance for credit losses/total loans and leases	0.94%	0.92%	0.92%	0.92%	0.91%	0.92%
Allowance/nonperforming loans and leases	88.51%	84.94%	82.47%	82.84%	156.96%	82.84%
Net loan and lease losses (recoveries) annualized/total average loans and leases	0.06%	0.04%	0.02%	0.03%	0.01%	(0.01)%

Capital Adequacy
Tier 1 Capital (to average assets)	9.19%	9.15%	9.08%	9.08%	9.01%	9.08%
Total Capital (to risk-weighted assets)	13.21%	13.26%	13.43%	13.36%	13.46%	13.36%

Profitability (period-end)
Return on average assets *	0.94%	0.81%	0.87%	0.78%	(1.73)%	0.12%
Return on average equity *	10.65%	9.51%	10.18%	9.56%	(20.84)%	1.50%
Net interest margin (TE) *	2.79%	2.73%	2.73%	2.82%	2.75%	2.84%
Average yield on interest-earning assets*	4.66%	4.56%	4.47%	4.34%	4.06%	4.03%
Average cost of deposits*	1.67%	1.61%	1.54%	1.43%	1.20%	1.09%
Average cost of funds*	2.01%	1.96%	1.86%	1.62%	1.41%	1.27%
* Quarterly ratios have been annualized

Tompkins Financial Corporation - Summary Financial Data (Unaudited) - continued

Non-GAAP Measures
This press release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (GAAP). Where non-GAAP disclosures are used in this press release, the comparable GAAP measure, as well as reconciliation to the comparable GAAP measure, is provided in the below tables. The Company believes the non-GAAP measures provide meaningful comparisons of our underlying operational performance and facilitate management's and investors' assessments of business and performance trends in comparison to others in the financial services industry. These non-GAAP financial measures should not be considered in isolation or as a measure of the Company's profitability or liquidity; they are in addition to, and are not a substitute for, financial measures under GAAP. The non-GAAP financial measures presented herein may be different from non-GAAP financial measures used by other companies, and may not be comparable to similarly titled measures reported by other companies. Further, the Company may utilize other measures to illustrate performance in the future. Non-GAAP financial measures have limitations since they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP.

Reconciliation of Tangible Book Value Per Share (non-GAAP) to Common Equity Book Value Per Share (GAAP)
	Quarter-Ended					Year-Ended
	Sep-24	Jun-24	Mar-24	Dec-23	Sep-23	Dec-23
Common equity book value per share (GAAP)	$50.01	$46.86	$46.37	$46.41	$42.57	$46.41
Total common equity	$719,855	$674,630	$667,906	$668,522	$610,851	$668,522
Less: Goodwill and intangibles	93,760	93,847	93,926	94,003	94,086	94,003
Tangible common equity (Non-GAAP)	626,095	580,783	573,980	574,519	516,765	574,519
Ending shares outstanding	14,394,255	14,395,204	14,405,019	14,405,920	14,350,177	14,405,920
Tangible book value per share (Non-GAAP)	$43.50	$40.35	$39.85	$39.88	$36.01	$39.88

(1) Average balances and yields on available-for-sale securities are based on historical amortized cost.
(2) Interest income includes the tax effects of taxable-equivalent adjustments using an effective income tax rate of 21% in 2024 and 2023 to increase tax exempt interest income to taxable-equivalent basis.
(3) Nonaccrual loans are included in the average asset totals presented above. Payments received on nonaccrual loans have been recognized as disclosed in Note 1 of the Company's consolidated financial statements included in Part I of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
(4) Earnings per share for the full fiscal year may not equal the sum of the quarterly earnings per share as a result of rounding of average shares.
(5) Amounts in prior periods' financial statements are reclassified when necessary to conform to the current period's presentation.